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                                                                  Exhibit (g)(2)



              EATON VANCE TAX-MANAGED DIVERSIFIED EQUITY INCOME FUND
             AMENDED AND RESTATED INVESTMENT SUB-ADVISORY AGREEMENT



AGREEMENT effective the 14th day of November, 2005 as amended and restated the 13th day of November, 2006 between Eaton Vance Management, a Massachusetts business trust (the "Adviser"), and Rampart Investment Management Company, Inc., a Massachusetts corporation (the "Sub-Adviser").

WHEREAS, Eaton Vance Tax-Managed Diversified Equity Income Fund (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end, management investment company; and

WHEREAS, pursuant to an Investment Advisory Agreement, dated November 14, 2005 (the "Advisory Agreement"), a copy of which has been provided to the Sub-Adviser, the Trust has retained the Adviser to render advisory and management services with regard to the Trust's options strategy; and

WHEREAS, pursuant to authority granted to the Adviser in the Advisory Agreement, the Adviser wishes to retain the Sub-Adviser to furnish investment advisory services to the Trust related to the Trust's options strategy, and the Sub-Adviser is willing to furnish such services to the Trust and the Adviser.

NOW, THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Adviser and the Sub-Adviser as follows:

         1. Appointment. The Adviser hereby appoints the Sub-Adviser to act as the investment adviser for and to manage the investment and reinvestment of the assets of the Trust related to the Trust's option strategy on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth herein for the compensation herein provided. The Sub-Adviser shall not be responsible for aspects of the Trust's investment program other than its option strategy, including without limitation purchases and sales of securities other than options, selection of brokers to conduct such purchases and sales of securities other than options, compliance with investment policies and restrictions other than those concerning options, or proxy voting.

         2. Sub-Adviser Duties. Subject to the supervision of the Trust's Board of Trustees (the "Board") and the Adviser, the Sub-Adviser will provide a continuous investment program relating to the Trust's purchase or sale of options for the Trust's portfolio. Subject to approval of the Trust's Board and notice to the Sub-Adviser, the Adviser retains complete authority immediately to assume direct responsibility for any function delegated to the Sub-Adviser under this Agreement. Subject to the foregoing, the Sub-Adviser will provide options investment research and conduct a continuous program of options evaluation, investment, sales, and reinvestment of the Trust's assets by determining the options strategy that the Trust shall pursue, including which options shall be purchased, entered into, sold, closed, or exchanged for the Trust, when these transactions should be executed, and what portion of the assets of the Trust shall have options written against. The Sub-Adviser will provide the services under this Agreement in accordance with the Trust's investment objective or objectives, policies, and restrictions as stated in the Trust's Registration Statement filed with the Securities and Exchange Commission ("SEC"), as amended (the "Registration Statement"), copies of which shall be sent to the Sub-Adviser by the Adviser prior to the commencement of this Agreement and promptly following any such amendment.

The Adviser and the Sub-Adviser further agree as follows:

                  a.       Each of the Adviser and the Sub-Adviser will conform

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materially with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with materially any applicable procedures adopted by the Trust's Board of which the Sub-Adviser has been sent a copy, and the provisions of the Registration Statement, of which the Sub-Adviser has received a copy and with the Sub-Adviser's portfolio manager operating policies and procedures as are approved by the Adviser. Each of the Adviser and the Sub-Adviser shall exercise reasonable care in the performance of its duties under the Agreement.

                  b. In connection with any purchase and sale of securities for the Trust related to the implementation of the options strategy developed by the Sub-Adviser, the Sub-Adviser will arrange for the transmission to the custodian for the Trust (the "Custodian") on a daily basis such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Cedel, or other numbers that identify options to be purchased or sold on behalf of the Trust, as may be reasonably necessary to enable the Custodian to perform its administrative and recordkeeping responsibilities with respect to the Trust. With respect to options to be settled through the Trust's Custodian, the Sub-Adviser will arrange for the prompt transmission of the confirmation of such options trades to the Trust's Custodian.

                  c. The Sub-Adviser will assist the Custodian in determining or confirming, consistent with the procedures and policies stated in the Registration Statement or adopted by the Board, the value of any options or other assets of the Trust for which the Sub-Adviser is responsible and for which the Custodian seeks assistance from or identifies for review by the Sub-Adviser; provided that the Sub-Adviser shall be responsible for determining in good faith, consistent with the procedures and policies stated in the Registration Statement or adopted by the Board, the fair value of the Trust's portfolio of options for which the Sub-Adviser is responsible and shall obtain at its own expense pricing services for the Trust's portfolio of options from Interactive Data ("IDS"), Bloomberg, or another pricing service to be mutually agreed. The parties acknowledge that the Sub-Adviser is not a custodian of the Trust's assets and will not take possession or custody of such assets.

                  d. Following the end of the Trust's semi-annual period and fiscal year, the Sub-Adviser will assist the Adviser in preparing a letter to shareholders containing a discussion of relevant investment factors in respect of both the prior quarter and the fiscal year to date.


                  e. The Sub-Adviser will complete and deliver to the Adviser for each quarter by the 5th business day of the following quarter a written compliance checklist in a form provided by the Adviser relating to the performances of the Sub-Adviser under this Agreement.


                  f. The Sub-Adviser will make available to the Trust and the Adviser, promptly upon request, any of the Trust's investment records and ledgers maintained by the Sub-Adviser (which shall not include the records and ledgers maintained by the Custodian or portfolio accounting agent for the Trust) as are necessary to assist the Trust and the Adviser to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules under each, as well as other applicable laws. The Sub-Adviser will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services in respect to the Trust which may be requested by such authorities in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.


                  g. The Sub-Adviser will provide reports to the Board for consideration at meetings of the Board on the options portion of the investment program for the Trust and the options purchased and sold for the Trust's portfolio, and will furnish the Board with such periodic and special reports as the Board and the Adviser may reasonably request.


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                  h.       The Adviser shall assure that the Trust complies with
its investment policies and restrictions as set forth in the Registration Statement, except for policies and restrictions concerning implementation of the Trust's options strategy, and the Adviser acknowledges that the Sub-Adviser shall not be responsible for the Trust's compliance with its investment policies and restrictions other than those concerning implementation of the Trust's option strategy.



                  i. The Adviser acknowledges that the Sub-Adviser shall not be responsible for meeting or monitoring compliance with the income and asset diversification requirements of Section 851 of the Internal Revenue Code, and the Adviser acknowledges that the Adviser is responsible for the same.

         3. Broker-Dealer Selection. The Sub-Adviser is authorized to make decisions to buy and sell options for the Trust's portfolio, and to select broker-dealers and to negotiate brokerage commission rates in effecting an option transaction. The Sub-Adviser's primary consideration in effecting an option transaction will be to obtain the best execution for the Trust, taking into account the factors specified in the prospectus and/or statement of additional information for the Trust, and determined in consultation with the Adviser, which include price (including the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the option, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer involved, the quality of the service, the difficulty of execution, and the execution capabilities and operational facilities of the firm involved, and the firm's risk in positioning a block of options. Accordingly, the price to the Trust in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Sub-Adviser in the exercise of its fiduciary obligations to the Trust, by other aspects of the portfolio execution services offered. The Sub-Adviser shall not receive any research service from any broker-dealer or from any third party that is paid by such broker-dealer in return for placing trades through such broker-dealer on behalf of the Trust. The Sub-Adviser will consult with the Adviser to ensure that portfolio transactions on behalf of the Trust are directed to broker-dealers on the basis of criteria reasonably considered appropriate by the Adviser. To the extent consistent with these standards, the Sub-Adviser is further authorized to allocate the orders placed by it on behalf of the Trust to an affiliated broker-dealer. Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine consistent with the above standards, and the Sub-Adviser will report on said allocation regularly to the Trust's Board indicating the broker-dealers to which such allocations have been made and the basis therefore.

         4. Disclosure about Sub-Adviser. The Sub-Adviser has reviewed the most recent Amendment to the Registration Statement that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect only to the disclosure expressly concerning the Sub-Adviser, its business, operations, or employees, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and do not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Advisers Act and will maintain such registration so long as this Agreement remains in effect. The Adviser hereby acknowledges that it has received a copy of the Sub-Adviser's Form ADV, Part II at least 48 hours prior to entering into this Agreement.

         5. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it and its staff and for their activities in connection with its duties under this Agreement including, but not limited to, rental and overhead expenses, expenses of the Sub-Adviser's personnel, pricing services in accordance with Section 2, insurance of the Sub-Adviser and its personnel, research services, and taxes of the Sub-Adviser. The Adviser or the Trust shall be responsible for all other expenses of the Trust's or the Adviser's operations, including without limitation costs of marketing or distributing shares of the Trust, brokerage expenses and commissions, custody and banking expenses, administration expenses, legal,


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audit and other professional expenses, governmental filing fees, and costs of communications with shareholders.

         6. Compensation. For the services provided to the Trust, the Adviser will pay the Sub-Adviser an annual fee equal to the amount specified in Schedule A hereto, payable monthly in arrears on the last business day of each month. The fee will be appropriately prorated to reflect any portion of a calendar month that this Agreement is not in effect among the parties. The Adviser is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of its fees solely from the Adviser. The Trust shall have no liability for Sub-Adviser's fee hereunder.

         7. Materials. During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all prospectuses, proxy statements, and reports to shareholders prepared for distribution to shareholders of the Trust, all sales literature or advertisements for the Trust, and all other communications with the public of the Trust, or the Adviser that refer to the Sub-Adviser in any way, prior to the use thereof, and the Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing within 2 business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to reasonable objections related to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph.

         8.       Compliance.

                  a. As required by Rule 206(4)-7 under the Advisers Act, the Sub-Adviser has adopted written policies and procedures reasonably designed to prevent violation by it, or any of its supervised persons, of the Advisers Act and the rules under the Advisers Act and all other laws and regulations relevant to the performance of its duties under this Agreement. The Sub-Adviser has designated a chief compliance officer responsible for administering these compliance policies and procedures. The chief compliance officer at the Sub-Adviser's expense shall provide such written compliance reports relating to the operations and compliance procedures of the Sub-Adviser to the Adviser and/or the Trust and their respective chief compliance officers as may be required by law or regulation or as are otherwise reasonably requested. Moreover, the Sub-Adviser agrees to use such other or additional compliance techniques as the Adviser or the Board may reasonably adopt or approve, including written compliance procedures.

                    b. The Sub-Adviser agrees that it shall promptly notify, if legally permitted, the Adviser and the Trust (1) in the event that the SEC has censured the Sub-Adviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; commenced proceedings or an investigation (formally or informally) that may result in any of these actions; or corresponded with the Sub-Adviser on a non-routine basis concerning either the Sub-Adviser's performances under this Agreement or any other matter that might materially affect the ability of the Sub Adviser to perform its duties under this Agreement, including sending a deficiency letter or raising issues about
the  business,  operations,   or practices of the Sub-Adviser, (2) in the event
of any notice of investigation, examination, inquiry, audit or subpoena of the Sub-Adviser or any of its officers or employees by any federal, state, municipal or other governmental department, commission, bureau, board, agency or instrumentality. If legally permitted, the Sub-Adviser will furnish the Adviser, upon request, copies of any and all documents relating to the foregoing. The Sub-Adviser further agrees to notify the Adviser and the Trust promptly of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Registration Statement or prospectus for the Trust, or any


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
amendment or supplement thereto that is required to be so contained, or if any statement contained therein concerning the Sub-Adviser that becomes untrue in any material respect.

                  c. The Adviser agrees that it shall promptly notify, if legally permitted, the Sub-Adviser (1) in the event that the SEC has censured the Adviser or the Trust; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Adviser's registration as an investment adviser; suspended or revoked the Trust's registration under the 1940 Act, issued any stop order concerning any offering of the Trust's securities, or has commenced proceedings or an investigation that may result in any of these actions, or corresponded with the Adviser or the Trust on a non-routine basis concerning the management or operations of the Trust or the advisory services provided by the Adviser to the Trust that would have a material adverse impact on the Sub-Adviser or (2) upon having a reasonable basis for believing that the Trust has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. If legally permitted, the Adviser will furnish the Sub-Adviser, upon request, copies of any and all documents relating to the foregoing.

                  d. The Sub-Adviser will provide the Adviser with such reports, presentations, certifications and other information as the Adviser may reasonably request from time to time concerning the business and operations of the Sub-Adviser in performing services hereunder or generally concerning the Sub-Adviser's investment advisory services, the Sub-Adviser's compliance with applicable federal, state and local law and regulations, and changes in the Sub-Adviser's key personnel, investment strategies, policies and procedures, and other matters that are likely to have a material impact on the Sub-Advisers duties hereunder. The Adviser and the Trust shall provide the Sub-Adviser with such reports as the Sub-Adviser may from time to time reasonably request concerning their compliance with applicable federal, state and local law and regulations.

         9. Books and Records. The Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's or the Adviser's request in compliance with the requirements of Rule 31a-3 under the 1940 Act, although the Sub-Adviser may, at its own expense, make and retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act.

         10. Cooperation; Confidentiality; Proprietary Rights. Each party to this Agreement agrees to cooperate with the other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC) in connection with any investigation or inquiry relating to this Agreement or the Trust. Subject to the foregoing, the Sub-Adviser shall treat as confidential and use only in connection with the Trust in accordance with this Agreement all information pertaining to the Trust, actions of the Trust or the Adviser, and the Adviser shall treat as confidential and use only in connection with the Trust in accordance with this Agreement all information furnished to the Trust or the Adviser by the Sub-Adviser (and all derivative works produced therefrom), in connection with its duties under this Agreement except that the aforesaid information need not be treated as confidential if required to be disclosed under applicable law, if generally available to the public through means that do not involve a breach of this section by the Sub-Adviser or the Adviser, or if available from a source other than the Adviser, Sub-Adviser or the Trust. The parties acknowledge that any breach of the undertaking in the immediately preceding sentence might result in immediate, irreparable injury to another party and that, accordingly, equitable remedies, including ex parte remedies, are appropriate in the event of any actual, apparent, or threatened breach of such undertaking.

                  The Adviser acknowledges that the Sub-Adviser is the sole owner of the names "Rampart Investment Management" and "ROMS", and all related names, marks, and trade dress (the "Rampart Marks") and all associated goodwill. The Adviser shall not take any action inconsistent with such


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ownership, including, without limitation, contesting the Sub-Adviser's ownership of or validity of the Rampart Marks. The Adviser agrees that all use of the Rampart Marks under this Agreement inures to the benefit of the Sub-Adviser. Apart from the license granted in the next paragraph, the Adviser shall acquire no right, title or interest of any kind or nature whatsoever in the Rampart
Marks and the goodwill associated therewith by virtue of this Agreement. The Adviser shall upon request execute and deliver such documents as the Sub-Adviser may reasonably require to further evidence, assure, and confirm the rights of the Sub-Adviser in the Rampart Marks.

                  The Sub-Adviser hereby grants to the Adviser and the Trust a non-exclusive worldwide license to use, publish, reproduce, modify, and distribute the Rampart Marks solely in connection with the conduct of the business of the Trust and in accordance with this Agreement (the "License"). The Adviser and the Trust shall not use, publish, reproduce, modify or distribute any Rampart Marks for any other purpose. The Adviser and the Trust shall comply with the reasonable written instructions of the Sub-Adviser concerning the use of the Rampart Marks under the License, including instructions concerning trademark notices and updates of the Rampart Marks. The Sub-Adviser shall have the right to monitor and observe the Adviser's and the Trust's use of the Rampart Marks pursuant to the License for the purpose of protecting and maintaining its control over the nature and quality of the Rampart Marks, and the Adviser shall upon request supply Rampart with a written accounting of such use.

                  The Adviser acknowledges that the Sub-Adviser is the sole owner of the Rampart Options Management System ("ROMS"). The Adviser shall not take any action inconsistent with such ownership, including, without limitation, contesting the Sub-Adviser's ownership of ROMS. The Adviser shall acquire no right, title or interest of any kind or nature whatsoever in ROMS under this Agreement. This section does not prohibit the Advisor, for the Trust or other clients, or the Trust from either (1) contesting what constitutes part of ROMS;
(2) from using any systems, methods or processes for selecting or trading options that are not proprietary to the Sub-Adviser; or (3)without the use of any proprietary processes, methods, or systems of the Sub-Adviser, managing the options strategy of the Trust where a portion of the stocks in the portfolio have options written on them with the intention of generating income.

         11. Control. Notwithstanding any other provision of the Agreement, it is understood and agreed that the Trust shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and has reserved the right to reasonably direct any action hereunder taken on its behalf by the Sub-Adviser.

         12.      Liability.

                  a. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Adviser agrees that the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act"), controls the Sub-Adviser shall not be liable for, or subject to, any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Sub-Adviser's duties, or any breach by the Sub-Adviser of its obligations or duties under this Agreement.

                  b. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Sub-Adviser agrees that the Adviser, any affiliated person of the Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls the Adviser shall not be liable for, or subject to, any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful


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misfeasance, bad faith, or gross negligence in the performance of the Adviser's duties, or any breach by the Adviser of its obligations or duties under this Agreement.

         13.      Indemnification.

                  a. The Adviser agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls ("controlling person") the Sub-Adviser (all of such persons being referred to as "Sub-Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Adviser's responsibilities to the Sub-Adviser which (1) may be based upon the Adviser's gross negligence, willful misfeasance, or bad faith in the performance of its duties, or by reason of the Adviser's disregard of its obligations and duties under this Agreement and to the Trust, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering shares of the Trust, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and conformity with information furnished by the Sub-Adviser to the Adviser or the Trust expressly for inclusion in such Registration Statements, prospectuses, amendments, or supplements either in writing or orally with a subsequent confirmation by the Sub-Adviser of the information as it appears in the Registration Statement or prospectus; provided however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its breach or reckless disregard of its obligations or duties under this Agreement.

                  b. Notwithstanding Section 12 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person of the Adviser, and any controlling person of the Adviser (all of such persons being referred to as "Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which an Adviser Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Adviser's responsibilities as Sub-Adviser of the Trust which (1) may be based upon the Sub-Adviser's gross negligence, willful misfeasance, or bad faith in the performance of its duties, or by reason of the Sub-Adviser's disregard of its obligations or duties under this Agreement, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering the shares of the Trust, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and conformity with information furnished by the Sub-Adviser to the Adviser or the Trust expressly for inclusion in such Registration Statements, prospectuses, amendments, or supplements either in writing or orally with a subsequent confirmation by the Sub-Adviser of the information as it appears in the Registration Statement or prospectus; provided, however, that in no case shall the indemnity in favor of an Adviser Indemnified Person be deemed to protect such person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or by reason of its breach or reckless disregard of its obligations and duties under this Agreement.

                  c. The Adviser shall not be liable under Paragraph (a) of this Section 13 with respect to any claim made against a Sub-Adviser Indemnified Person unless such Sub-Adviser Indemnified Person shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Sub-Adviser Indemnified Person (or after such Sub-Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Sub-Adviser Indemnified Person against whom such action is brought except to the extent the Adviser is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Sub-Adviser Indemnified Person, the Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Sub-Adviser Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Sub-Adviser Indemnified Person. If the Adviser assumes the defense of any such action and the selection of counsel by the Adviser to represent the Adviser and the Sub-Adviser Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Sub-Adviser Indemnified Person, adequately represent the interests of the Sub-Adviser Indemnified Person, the Adviser will, at its own expense, assume the defense with counsel to the Adviser and, also at its own expense, with separate counsel to the Sub-Adviser Indemnified Person, which counsel shall be satisfactory to the Adviser and to the Sub-Adviser Indemnified Person. The Sub-Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Adviser shall not be liable to the Sub-Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Sub-Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation; provided however, the Adviser shall be responsible for the additional counsel of Sub-Adviser in the event the Adviser is determined to have made the fraudulent representations, by the final decision of a court of competent jurisdiction (that is not subject to appeal or as to which the time for appeal has elapsed), and such epresentations are the basis for which Sub-Adviser's liability is based. The Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Sub-Adviser Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Sub-Adviser Indemnified Person.

                  d.       The Sub-Adviser shall not be liable under Paragraph
(b) of this Section 13 with respect to any claim made against an Adviser Indemnified Person unless such Adviser Indemnified Person shall have notified the Sub-Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Adviser Indemnified Person (or after such Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Sub-Adviser of any such claim shall not relieve the Sub-Adviser from any liability which it may have to the Adviser Indemnified Person against whom such action is brought except to the extent the Sub-Adviser is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Adviser Indemnified Person, the Sub-Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Adviser Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Adviser Indemnified Person. If the Sub-Adviser assumes the defense of any such action and the selection of counsel by the Sub-Adviser to represent both the Sub-Adviser and the Adviser Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Adviser Indemnified Person, adequately represent the interests of the Adviser Indemnified Person, the Sub-Adviser will, at its own expense, assume the defense with counsel to the Sub-Adviser and, also at its own expense, with separate counsel to the Adviser Indemnified Person, which counsel shall be satisfactory to the Sub-Adviser and to the Adviser Indemnified Person. The Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Sub-Adviser shall not be liable to the Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Sub-Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Adviser Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Adviser Indemnified Person.

         14.      Duration and Termination.

                  a. This Agreement shall become effective on the date first indicated above, subject to the condition that the Trust's Board, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Adviser or the Sub-Adviser, and the Holders of Interests in the Trust, shall have approved this Agreement in the manner required by the 1940 Act. Unless terminated as provided herein, this Agreement shall remain in full force and effect through and including November 14, 2007 and shall continue in full force and affect indefinitely thereafter, but only so long as such continuance is specifically approved at least annually by (a) the Board, or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust, and (b) the vote of a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of any such party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

                  b. Notwithstanding the foregoing, this Agreement may be terminated: (a) by the Adviser at any time without payment of any penalty, upon 60 days' prior written notice to the Sub-Adviser and the Trust; (b) at any time without payment of any penalty by the Trust, by the Trust's Board or a majority of the outstanding voting securities of the Trust, upon 60 days' prior written notice to the Adviser and the Sub-Adviser, or (c) by the Sub-Adviser upon 3 months' prior written notice unless the Trust or the Adviser requests additional time to find a replacement for the Sub-Adviser, in which case the Sub-Adviser shall allow the additional time requested by the Trust or Adviser not to exceed 3 additional months beyond the initial three-month notice period; provided, however, that the Sub-Adviser may terminate this Agreement at any time without penalty, effective upon written notice to the Adviser and the Trust, in the event either the Sub-Adviser (acting in good faith) or the Adviser ceases to be registered as an investment adviser under the Advisers Act or otherwise becomes legally incapable of providing investment management services pursuant to its respective contract with the Trust.

                  c. In the event of termination for any reason, all records of the Trust shall promptly be returned to the Adviser or the Trust, free from any claim or retention of rights in such record by the Sub-Adviser, although the Sub-Adviser may, at its own expense, make and retain a copy of such records. This Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act). In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 9, 10, 11, 12, and 13 of this Agreement shall remain in effect, as well as any applicable provision of this Section 14 and, to the extent that only amounts are owed to the Sub-Adviser as compensation for services rendered while the agreement was in effect, Section 6.

         15. Notices. Any notice must be in writing and shall be sufficiently given (1) when delivered in person, (2) when dispatched by electronic mail or electronic facsimile transfer (confirmed in writing by postage prepaid first class air mail simultaneously dispatched), (3) when sent by internationally recognized overnight courier service (with receipt confirmed by such overnight courier service), or (4) when sent by registered or certified mail, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

Eaton Vance Tax-Managed Diversified Equity Income Fund The Eaton Vance Building 255 State Street Boston, Massachusetts 02109 Attn: Chief Legal Officer

     If to the Adviser:

     Eaton Vance Management
     The Eaton Vance Building
     255 State Street
     Boston, Massachusetts 02109
     Attn: Chief Legal Officer


     If to the Sub-Adviser:

     Rampart Investment Management Company, Inc.
     One International Place, 14th Floor
     Boston, Massachusetts 02110
     Attn: Ronald M. Egalka

         16. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved as required by applicable law.

         17.      Miscellaneous.

                  a. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder, and without regard for the conflicts of laws principles thereof. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

                  b. The Adviser and the Sub-Adviser acknowledge that the Trust enjoys the rights of a third-party beneficiary under this Agreement, and the Adviser acknowledges that the Sub-Adviser enjoys the rights of a third party beneficiary under the Advisory Agreement.

                  c. The Sub-Adviser expressly acknowledges the provision in the Declaration of Trust of the Adviser limiting the personal liability of the Trustee and officers of the Adviser, and the Sub-Adviser hereby agrees that it shall have recourse to the Adviser for payment of claims or obligations as between the Adviser and the Sub-Adviser arising out of this Agreement and shall not seek satisfaction from the Trustee or any officer of the Adviser.

                  d. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

                  e. To the extent permitted under Section 14 of this Agreement, this Agreement may only be assigned by any party with the prior written consent of the other party. This Agreement shall terminate upon its assignment, and for purposes of this section the term "assignment" shall have the meaning assigned to it in the 1940 Act.

                  f. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

                  g. Nothing herein shall be construed as constituting the Sub-Adviser as an agent or copartner of the Adviser, or constituting the Adviser as an agent or co-partner of the Sub-Adviser.


                  h.       This Agreement may be executed in counterparts.

                  i. The Sub-Adviser shall not be responsible for any failure to perform its duties under this Agreement as a result of war, acts of terrorism, natural disasters, failures of electricity, telephone lines, and other utility services, closures of securities and options markets, and other events beyond the reasonable control of the Sub-Adviser provided the Sub-Adviser has maintained contingency procedures reasonably designed, where possible, to prevent and mitigate the effect of such events.



                            [Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.



                                 EATON VANCE MANAGEMENT



                                 By:   /s/ Frederick S. Marius
                                       --------------------------------
                                 Name: Frederick S. Marius
                                       Vice President, and not individually



                                 RAMPART INVESTMENT MANAGEMENT COMPANY, INC.


                                 By:    /s/ Ronald M. Egalka
                                        --------------------------------
                                 Name:  Ronald M. Egalka
                                        President

                                   SCHEDULE A



                       Annual Investment Sub-Advisory Fee



     0.05% annually of the Trust's net assets that the Adviser, from time to time, directs the Sub-Adviser to make subject to the written call option strategy. The fee will be based upon the average of amounts during the annual period that the Adviser directs the Sub-Adviser to make subject to the written call option strategy.